Exhibit 99.1

StoneMor Partners L.P. Announces Third Quarter 2013 Financial Results

LEVITTOWN, PA., November 7, 2013—StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months ended September 30, 2013. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC, which contains additional details, as well as financial tables, and can be found at www.stonemor.com.

Financial Highlights

•	Revenues (GAAP) for the three months ended September 30, 2013 were $61.5 million compared to $62.2 million for the three months ended September 30, 2012, a 1.1% decline.

•	Production-based revenue (non-GAAP) for the three months ended September 30, 2013 increased by $5.5 million, or 7.3%, to $80.6 million from $75.1 million during the prior-year period.

•	Operating profits (GAAP) decreased by $4.4 million, or 85.5%, to $0.7 million for the three months ended September 30, 2013, as compared to $5.1 million in the prior-year period.

•	Adjusted operating profits (non-GAAP) increased by $0.6 million, or 4.2%, to $15.2 million for the three-month period ended September 30, 2013 from $14.6 million in the same period last year.

•	Operating cash flows (GAAP) increased by $3.8 million, or 23.0%, to $20.4 million in the three months ended September 30, 2013, as compared to $16.6 million in the prior-year period.

•	Distributable free cash flow (non-GAAP) for the three-month period ended September 30, 2013 decreased to $14.5 million from $15.3 million for the same period last year, a 5.3% decline.

•	Net loss (GAAP) for the three months ended September 30, 2013 was $1.5 million, as compared to net income of $1.1 million in the prior-year period.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

Larry Miller, StoneMor’s President and CEO commented, “We are pleased with our third quarter results. The 2012 third quarter results included a land sale of $2.2 million to a private estate and that item impacted quarterly comparisons. Absent this sale, our GAAP revenues would have increased by $1.5 million compared to the third quarter of last year, and our GAAP operating loss would have narrowed considerably. The quarterly comparison of our distributable free cash flow was similarly impacted by this sale.

“We are very happy that production-based revenue and adjusted operating profits both reflected solid gains due to increases in the value of pre-need cemetery contracts written, gains in investment income from trusts and strong funeral home revenues. We believe that production-based revenues and adjusted operating profits are meaningful measures for evaluating our performance because, among other items, they make adjustments for timing related items we referred to previously. They are the measures by which management conducts the company’s business and evaluates its performance.

“The funeral home segment in particular continues to perform well. The segment recorded a 17.5% growth in revenues which is the result of acquisitions made during and after the third quarter of 2012. All in all, we view this as a solid quarter, and a very good one from the standpoint of positioning ourselves for future performance.

“With respect to future positioning, the notable element of the quarter was the previously announced operating arrangement with the Archdiocese of Philadelphia. As we have discussed, subject to the satisfaction of closing conditions, this arrangement represents an exciting opportunity for us not only in the cemeteries we will now be managing, but also for the potential that exists for this agreement to become a model for future arrangements with other church owned cemeteries around the nation.”

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2013 third quarter results today, Thursday, November 7, 2013 at 11:00 a.m. EST. The conference call can be accessed by calling (877) 242-2259. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. ET on November 21, 2013. The reservation number for the audio replay is 21682545. A live webcast of the conference call will also be available to investors who may access the call through the investor relations section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 277 cemeteries and 90 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need

(before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services that provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investor relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of its management, assumptions regarding its future performance and plans, and any financial guidance provided, as well as certain information in other filings with the Securities and Exchange Commission and elsewhere, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause StoneMor’s actual results to differ materially from those stated or implied by forward-looking statements, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of StoneMor’s significant leverage on its operating plans; StoneMor’s ability to service its debt and pay distributions; the decline in the fair value of certain equity and debt securities held in its trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvement, strong cash flows and further deleveraging; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or the anticipated benefits of StoneMor’s recent acquisitions and any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; StoneMor’s ability to complete and fund the transaction with the Archdiocese of Philadelphia; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage its reputation; StoneMor’s ability to maintain effective disclosure controls and procedures and internal control over financial reporting; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, the reader should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by StoneMor, whether as a result of new information, future events, or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are not captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended September 30, 2013			Three months ended September 30, 2012
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$34,642	$(10,124)	$24,518	$32,976	$(7,211)	$25,765	$(1,247)	-4.8%
At-need cemetery revenues	19,052	(1,325)	17,727	19,256	(1,218)	18,038	(311)	-1.7%
Investment income from trusts	12,411	(6,015)	6,396	9,809	(4,023)	5,786	610	10.5%
Interest income	1,484	—	1,484	1,238	—	1,238	246	19.9%
Funeral home revenues	12,094	(1,721)	10,373	9,603	(777)	8,826	1,547	17.5%
Other cemetery revenues	890	151	1,041	2,188	356	2,544	(1,503)	-59.1%

Total revenues	80,573	(19,034)	61,539	75,070	(12,873)	62,197	(658)	-1.1%

Costs and expenses

Cost of goods sold	8,942	(1,840)	7,102	9,044	(1,398)	7,646	(544)	-7.1%
Cemetery expense	14,507	—	14,507	14,252	—	14,252	255	1.8%
Selling expense	14,217	(2,525)	11,692	13,156	(1,866)	11,290	402	3.6%
General and administrative expense	7,902	—	7,902	7,015	—	7,015	887	12.6%
Corporate overhead	7,997	—	7,997	6,546	—	6,546	1,451	22.2%
Depreciation and amortization	2,378	—	2,378	2,199	—	2,199	179	8.1%
Funeral home expense	9,161	(180)	8,981	7,161	(65)	7,096	1,885	26.6%
Acquisition related costs, net of recoveries	243	—	243	1,085	—	1,085	(842)	-77.6%

Total costs and expenses	65,347	(4,545)	60,802	60,458	(3,329)	57,129	3,673	6.4%

Operating profit	$15,226	$(14,489)	$737	$14,612	$(9,544)	$5,068	$(4,331)	-85.5%

	Nine months ended September 30, 2013			Nine months ended September 30, 2012
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$102,383	$(32,513)	$69,870	$96,595	$(22,936)	$73,659	$(3,789)	-5.1%
At-need cemetery revenues	60,387	(4,259)	56,128	60,113	(3,198)	56,915	(787)	-1.4%
Investment income from trusts	32,916	(15,892)	17,024	30,214	(12,931)	17,283	(259)	-1.5%
Interest income	5,209	—	5,209	4,972	—	4,972	237	4.8%
Funeral home revenues	36,904	(4,437)	32,467	27,065	(1,447)	25,618	6,849	26.7%
Other cemetery revenues	2,592	283	2,875	3,981	864	4,845	(1,970)	-40.7%

Total revenues	240,391	(56,818)	183,573	222,940	(39,648)	183,292	281	0.2%

Costs and expenses

Cost of goods sold	26,841	(5,737)	21,104	25,463	(4,161)	21,302	(198)	-0.9%
Cemetery expense	42,700	—	42,700	41,819	—	41,819	881	2.1%
Selling expense	43,549	(8,415)	35,134	41,769	(5,569)	36,200	(1,066)	-2.9%
General and administrative expense	23,382	—	23,382	21,403	—	21,403	1,979	9.2%
Corporate overhead	21,657	—	21,657	20,905	—	20,905	752	3.6%
Depreciation and amortization	7,159	—	7,159	6,759	—	6,759	400	5.9%
Funeral home expense	27,582	(501)	27,081	20,648	(181)	20,467	6,614	32.3%
Acquisition related costs, net of recoveries	901	—	901	2,198	—	2,198	(1,297)	-59.0%

Total costs and expenses	193,771	(14,653)	179,118	180,964	(9,911)	171,053	8,065	4.7%

Operating profit	$46,620	$(42,165)	$4,455	$41,976	$(29,737)	$12,239	$(7,784)	-63.6%

The tables above analyze our results of operations and the changes therein for the three months and nine months ended September 30, 2013, as compared to the same periods last year. The tables are structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the periods and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

Total revenues (a)	$61,539	$62,197	$183,573	$183,292
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	80,573	75,070	240,391	222,940

Operating profit (a)	737	5,068	4,455	12,239
Adjusted operating profit (b)	15,226	14,612	46,620	41,976

Net income (loss) (a)	(1,484)	1,061	(15,493)	922

Operating cash flows (a)	20,413	16,602	36,896	30,797
Adjusted operating cash generated (b)	15,719	15,728	61,502	43,594
Distributable free cash flow generated (b)	$14,516	$15,327	$57,037	$42,471

	As of	As of
	September 30, 2013	December 31, 2012

Distribution coverage quarters (b)	7.43	6.57

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

GAAP operating profit	$737	$5,068	$4,455	$12,239

Increase in applicable deferred revenues	19,034	12,873	56,818	39,648

Increase in deferred cost of goods sold and selling and obtaining costs	(4,545)	(3,329)	(14,653)	(9,911)

Adjusted operating profit	$15,226	$14,612	$46,620	$41,976

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended September 30,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2013	2012
	(in thousands)

Value of pre-need cemetery contracts written	$34,642	$32,976	$1,666	5.1%
Value of at-need cemetery contracts written	19,052	19,256	(204)	-1.1%
Investment income from trusts	12,411	9,809	2,602	26.5%
Interest income	1,484	1,238	246	19.9%
Funeral home revenues	12,094	9,603	2,491	25.9%
Other cemetery revenues	890	2,188	(1,298)	-59.3%

Total production based revenues	$80,573	$75,070	$5,503	7.3%

Less:
Increase in deferred sales revenue and investment income	(19,034)	(12,873)	(6,161)	47.9%

Total GAAP revenues	$61,539	$62,197	$(658)	-1.1%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

GAAP operating cash flows	$20,413	$16,602	$36,896	$30,797

Add: net cash inflows into the merchandise trust	1,100	6,260	23,711	8,177
Add net increase (decrease) in accounts receivable	(5,051)	(5,847)	2,148	2,333
Add: net decrease (increase) in merchandise liabilities	(1,075)	1,198	537	5,649

Deduct: net decrease in accounts payable and accrued expenses	(4,663)	(1,859)	(8,340)	(2,207)
Other float related changes	4,995	(626)	6,550	(1,155)

Adjusted operating cash flow generated	15,719	15,728	61,502	43,594

Less: maintenance capital expenditures	(1,446)	(1,486)	(5,366)	(3,321)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	243	1,085	901	2,198

Distributable free cash flow generated	14,516	15,327	57,037	42,471

Cash on hand - beginning of the period	14,075	7,787	7,946	12,058

Distributable cash available for the period	28,591	23,114	64,983	54,529

Partner distributions made	$13,386	$11,884	$38,653	$35,447

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	September 30, 2013	December 31, 2012
	(in thousands)
Partners’ Capital	$124,127	$135,182

Deferred selling and obtaining costs	(85,201)	(76,317)
Deferred cemetery revenues, net	557,973	497,861

Production based partners’ capital	$596,899	$556,726

Selected Net Assets

	As of	As of
	September 30, 2013	December 31, 2012
	(in thousands)

Selected assets:

Cash and cash equivalents	$19,984	$7,946
Accounts receivable, net of allowance	52,202	51,895
Long-term accounts receivable, net of allowance	76,045	71,521
Merchandise trusts, restricted, at fair value	415,355	375,973

Total selected assets	563,586	507,335

Selected liabilities:

Accounts payable and accrued liabilities	34,191	28,973
Accrued interest	5,134	1,833
Current portion, long-term debt	6,550	2,175
Other long-term liabilities	1,571	1,835
Long-term debt	274,542	252,774
Deferred tax liabilities	12,039	14,910
Merchandise liability	129,922	125,869

Total selected liabilities	463,949	428,369

Total selected net assets	$99,637	$78,966

Distribution coverage quarters (a)	7.43	6.57

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (21,352,335 at September 30, 2013 and 19,568,448 at December 31, 2012, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$19,984	$7,946
Accounts receivable, net of allowance	52,202	51,895
Prepaid expenses	5,758	3,832
Other current assets	21,387	17,418

Total current assets	99,331	81,091

Long-term accounts receivable, net of allowance	76,045	71,521
Cemetery property	316,522	309,980
Property and equipment, net of accumulated depreciation	85,282	79,740
Merchandise trusts, restricted, at fair value	415,355	375,973
Perpetual care trusts, restricted, at fair value	302,766	282,313
Deferred financing costs, net of accumulated amortization	8,764	9,238
Deferred selling and obtaining costs	85,201	76,317
Deferred tax assets	69	381
Goodwill	47,570	42,392
Other assets	11,910	14,779

Total assets	$1,448,815	$1,343,725

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$34,191	$28,973
Accrued interest	5,134	1,833
Current portion, long-term debt	6,550	2,175

Total current liabilities	45,875	32,981

Other long-term liabilities	1,571	1,835
Long-term debt	274,542	252,774
Deferred cemetery revenues, net	557,973	497,861
Deferred tax liabilities	12,039	14,910
Merchandise liability	129,922	125,869
Perpetual care trust corpus	302,766	282,313

Total liabilities	1,324,688	1,208,543

Commitments and contingencies
Partners’ capital
General partner	(1,495)	386
Common partners	125,622	134,796

Total partners’ capital	124,127	135,182

Total liabilities and partners’ capital	$1,448,815	$1,343,725

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2013.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except per unit data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Cemetery
Merchandise	$28,265	$29,943	$83,586	$87,424
Services	11,051	11,134	33,422	34,481
Investment and other	11,850	12,294	34,098	35,769
Funeral home
Merchandise	4,266	3,548	13,736	11,135
Services	6,107	5,278	18,731	14,483

Total revenues	61,539	62,197	183,573	183,292

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,418	1,616	4,199	4,398
Merchandise	5,684	6,030	16,905	16,904
Cemetery expense	14,507	14,252	42,700	41,819
Selling expense	11,692	11,290	35,134	36,200
General and administrative expense	7,902	7,015	23,382	21,403
Corporate overhead (including $348 and $216 in unit-based compensation for the three months ended September 30, 2013 and 2012, and $1,038 and $625 for the nine months ended September 30, 2013 and 2012, respectively)	7,997	6,546	21,657	20,905
Depreciation and amortization	2,378	2,199	7,159	6,759
Funeral home expense
Merchandise	1,573	1,196	4,798	3,726
Services	4,914	3,739	14,239	10,446
Other	2,494	2,161	8,044	6,295
Acquisition related costs, net of recoveries	243	1,085	901	2,198

Total cost and expenses	60,802	57,129	179,118	171,053

Operating profit	737	5,068	4,455	12,239

Gain on acquisitions	2,530	—	2,530	122
Gain on termination of operating agreement	—	—	—	1,737
Gain on settlement agreement, net	—	—	12,261	—
Gain on sale of other assets	—	—	155	—
Loss on early extinguishment of debt	—	—	21,595	—
Interest expense	5,193	5,273	15,788	15,109

Net loss before income taxes	(1,926)	(205)	(17,982)	(1,011)

Income tax benefit	(442)	(1,266)	(2,489)	(1,933)

Net income (loss)	$(1,484)	$1,061	$(15,493)	$922

General partner’s interest in net income (loss) for the period	$(26)	$21	$(284)	$18
Limited partners’ interest in net income (loss) for the period	$(1,458)	$1,040	$(15,209)	$904

Net income (loss) per limited partner unit (basic and diluted)	$(.07)	$.05	$(.73)	$.05

Weighted average number of limited partners’ units outstanding - basic	21,351	19,491	20,814	19,412
Weighted average number of limited partners’ units outstanding - diluted	21,351	19,743	20,814	19,672

Distributions declared per unit	$.600	$.590	$1.785	$1.760

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2013.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Operating activities:
Net income (loss)	$(1,484)	$1,061	$(15,493)	$922
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cost of lots sold	1,853	2,201	6,047	6,180
Depreciation and amortization	2,378	2,199	7,159	6,759
Unit-based compensation	348	216	1,038	625
Accretion of debt discounts	665	507	1,676	1,230
Gain on termination of operating agreement	—	—	—	(1,737)
Gain on acquisitions	(2,530)	—	(2,530)	(122)
Gain on sale of other assets	—	—	(155)	—
Loss on early extinguishment of debt	—	—	21,595	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	5,051	5,847	(2,148)	(2,333)
Allowance for doubtful accounts	(1,080)	450	(1,163)	3,743
Merchandise trust fund	(1,100)	(6,260)	(23,711)	(8,177)
Prepaid expenses	(193)	801	(1,926)	(368)
Other current assets	(2,645)	516	(3,906)	(344)
Other assets	(399)	(14)	3,573	125
Accounts payable and accrued and other liabilities	4,663	1,859	8,340	2,207
Deferred selling and obtaining costs	(2,700)	(1,983)	(8,884)	(5,363)
Deferred cemetery revenue	17,415	11,741	51,181	35,440
Deferred taxes (net)	(904)	(1,341)	(3,260)	(2,341)
Merchandise liability	1,075	(1,198)	(537)	(5,649)

Net cash provided by operating activities	20,413	16,602	36,896	30,797

Investing activities:

Cash paid for cemetery property	(1,958)	(1,817)	(4,210)	(5,417)
Purchase of subsidiaries	(5,000)	(22,250)	(14,100)	(25,676)
Cash paid for property and equipment	(1,446)	(1,486)	(5,366)	(3,321)
Proceeds from sales of other assets	—	—	155	—

Net cash used in investing activities	(8,404)	(25,553)	(23,521)	(34,414)

Financing activities:
Cash distributions	(13,386)	(11,884)	(38,653)	(35,447)
Additional borrowings on long-term debt	19,896	34,300	237,002	63,500
Repayments of long-term debt	(12,236)	(12,715)	(218,036)	(26,137)
Proceeds from public offering	—	—	38,377	—
Proceeds from general partner contribution	—	89	—	89
Fees paid related to early extinguishment of debt	—	—	(14,920)	—
Cost of financing activities	(374)	(498)	(5,107)	(2,318)

Net cash provided by (used in) financing activities	(6,100)	9,292	(1,337)	(313)

Net increase (decrease) in cash and cash equivalents	5,909	341	12,038	(3,930)
Cash and cash equivalents - Beginning of period	14,075	7,787	7,946	12,058

Cash and cash equivalents - End of period	$19,984	$8,128	$19,984	$8,128

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,002	$683	$10,756	$9,731
Cash paid during the period for income taxes	$183	$323	$3,315	$3,978

Non-cash investing and financing activities:
Acquisition of assets by financing	$15	$146	$107	$199
Issuance of limited partner units for cemetery acquisition	$—	$3,500	$3,718	$4,103
Acquisition of assets by assumption of directly related liability	$—	$1,504	$3,924	$2,048

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2013.